Exhibit 10.1

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made as of June 30, 2013, by and among Broadcast International, Inc., a Utah corporation  (“Parent”), Alta Acquisition Corporation, a Nevada corporation (“Merger Sub”) and AllDigital Holdings, Inc., a Nevada corporation (the “Company”) with respect to the Agreement and Plan of Merger dated January 6, 2013 among Parent, Merger Sub and the Company, as previously amended by the First Amendment to Agreement and Plan of Merger dated April 10, 2013 (the “Merger Agreement”).

W I T N E S S E T H:

WHEREAS, the parties to the Merger Agreement desire to amend the effective exchange ratio in the Merger (as implemented by the definition of Aggregate Merger Consideration) and to add and amend certain conditions to Closing, all as provided herein;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration set forth herein and in the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

1.	Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them under the Merger Agreement.

2.	Amendments to Merger Agreement.

a.	Amendment to Aggregate Merger Consideration. The definition of “Aggregate Merger Consideration ” in the Merger Agreement is hereby deleted and replaced with the following:

Aggregate Merger Consideration” shall mean the product, rounded up to the nearest full share of Parent Common Stock, of (a) the Parent Fully Diluted Common Stock as of the Effective Time (after the Reverse Stock Split), multiplied by (b) 1.380952381.  For purposes of clarity, shares of Parent Common Stock issuable following Closing pursuant to subscription agreements and capital commitments anticipated by Section 7.20 shall not affect calculation of the Aggregate Merger Consideration (i.e. shall not be part of Parent Fully Diluted Common Stock ).

b.	Amendment to Adjusted Working Capital Closing Condition. Section 7.14 of the Merger Agreement is hereby deleted and replaced with the following:

7.14                 Working Capital.   The Adjusted Working Capital of Parent immediately prior to Closing shall be an amount equal to or greater than zero. “Adjusted Working Capital” shall mean (a) cash and cash equivalents, and accounts receivable, net of an allowance for doubtful accounts, each determined in accordance with GAAP less (b) current liabilities determined in accordance with GAAP, excluding current liabilities that by their governing terms convert into Parent Common Stock at the Effective Time and are included in the calculation of Parent Fully Diluted Common Stock.

c.	Amendment to Monthly Net Cash Flow. Section 7.16 of the Merger Agreement is hereby deleted and replaced with the following:

7.16                 Monthly Net Cash Flow.   Parent’s Monthly Net Cash Flow for the preceding thirty days shall be equal to or greater than a $10,000 monthly deficit.  “Monthly Net Cash Flow” shall mean cash flow from operations determined in accordance with GAAP, less capital expenditures.

d.	Committed Capital. A new Section 7.20 is added to the Merger Agreement, which shall provide as follows:

7.20                 Capital Commitment .   There shall be in place valid, binding and irrevocable subscription agreements or other commitments with respect to the purchase from Parent immediately following Closing of no less than $1.5 million, and no more than $3.5 million, in Parent Common Stock on terms and conditions approved in writing by the Company in its discretion with investors approved by the Company in writing on a subscription-by-subscription basis.   No counterparty to any such subscription agreement or commitment shall be in default or shall have asserted that Parent is in default or that any conditions to the counterparty’s obligation to close such financing is not satisfied or will not be satisfied upon the Closing.

e.	End Date. The “End Date” in Section 8.1(b) of the Merger Agreement shall be changed from July 31, 2013 to October 31, 2013.

f.
Directors At Closing.   The reference to “five directors” in Section 7.10(b)(i) of the Merger Agreement shall be modified to read “a number of directors equal to the number of directors on Schedule 5.11 that have identified as of the date proposed for Closing”.   The portion of Schedule 5.11 entitled “Directors” shall be deleted and replaced with the following:

Directors
Donald A. Harris
Paul Summers
David Williams
Up to two additional directors approved by Company and Parent prior to Closing.

g.	Reverse Stock Split. The definition of “Reverse Stock Split” shall be deleted and replaced with the following:

“Reverse Stock Split” shall mean a consolidation (a/k/a reverse stock split) of each class and series of capital stock of Parent at a ratio of fifteen (15) pre-consolidation shares to one (1) post-consolidation share or such other ratio as mutually agreed upon by Parent and the Company and set forth in the Joint Proxy Statement/Prospectus, as the same may be amended from time to time.

3.	No Other Changes. As amended by this Amendment, the Merger Agreement remains in full force and effect and is hereby ratified and confirmed by Parent, Merger Sub and the Company.

4.	Misc. Terms. This Amendment shall be governed by the general terms and provisions set forth in Section 9 of the Merger Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER to be duly executed by their respective authorized officers as of the day and year first above written.

BROADCAST INTERNATIONAL, INC.

By:	/s/ James E. Solomon
Name:	James E. Solomon
Title:	CFO

ALTA ACQUISITIONS CORPORATION

By:	/s/ James E. Solomon
Name:	James E. Solomon
Title:	CFO

ALLDIGITAL HOLDINGS, INC.

By:	/s/ Paul Summers
Name:	Paul Summers
Title:	CEO

[Signature Page to Second Amendment to Agreement and Plan of Merger]